Exhibit 99.1

Thryv Grows SaaS Profitability in the Second Quarter, Raises Full-Year 2023 Guidance

–Company achieves 20% SaaS revenue growth
–Company's Q2 SaaS Adjusted EBITDA exceeds guidance range by $5 million
–Full Year 2023 SaaS Revenue and Adjusted EBITDA guidance raised
–Launches free, industry-first offering, Thryv Command Center, to drive product-led growth strategy

DALLAS, August 3, 2023 – Thryv Holdings, Inc. (NASDAQ:THRY) (“Thryv” or the “Company”), the provider of Thryv®, the leading small business software platform, reported SaaS revenue growth of 20% year-over-year in the second quarter of 2023, while SaaS EBITDA margins expanded to 10%.

“We delivered solid second quarter results,” said Joe Walsh, Chairman and CEO. “We have been focused on driving profitable SaaS growth - and we have a strong operating framework in place for this to continue. Our consistent, profitable SaaS growth is the result of leveraging our sales channels. We also continue to demonstrate that our traditional sales channels, selling SaaS to our existing Marketing Services customers, and our client referral initiatives, drive significant margin expansion and profitability. Together, this has improved our SaaS EBITDA margins by 10% sequentially.”

“We are continuing the evolution of our Thryv platform and are laser-focused on delivering solutions that solve problems that small businesses face,” Walsh continued. “We have released a beta version of Thryv Command Center, an industry-first offering that will be a core element to our product-led growth initiative. Thryv Command Center can be downloaded for free to all small business users, and they can upgrade to a more powerful and advanced paid version as their needs warrant. Thryv Command Center centralizes all communication, from email to text to phone and video, into one inbox. With all of our centers, users can upgrade as they are ready. We are excited about this new center, which reinforces our commitment to innovation and layers a product-led growth onto our sales-led motion.”

With this launch, the Thryv platform has been re-architected, providing small business owners a modular, easily expandable and customizable user experience that meets their needs. It creates a strong new customer acquisition channel and a clear path to sustained Net Dollar Retention improvement. This launch continues the roll out of new centers, such as the recently announced Marketing Center.

“As we continue to advance our strategy and look to the rest of 2023, we are raising our full-year guidance for SaaS revenue and EBITDA,” said Paul Rouse, Chief Financial Officer. "We are pleased with our results this quarter. We believe we have a sound strategy for accelerating profitable growth in the SaaS business for the balance of the year and into the future.”

Second Quarter 2023 Financial Highlights:

Revenue
•Total SaaS1 revenue was $62.5 million, a 19.6% increase year-over-year
•Total Marketing Services2 revenue was $189.0 million, a 32.9% decrease year-over-year
•Consolidated total revenue was $251.4 million, a decrease of 24.7% year-over-year
•Consolidated net income was $16.0 million, or $0.43 per diluted share, compared to net income of $58.0 million, or $1.61 per diluted share, for the second quarter of 2022
•Consolidated Adjusted EBITDA was $69.4 million, representing an Adjusted EBITDA margin of 27.6%
•Total SaaS Adjusted EBITDA was $6.2 million, representing an Adjusted EBITDA margin of 10.0%.
•Total Marketing Services Adjusted EBITDA was $63.2 million, representing an Adjusted EBITDA margin of 33.5%
•Consolidated Gross Profit was $160.1 million
•Consolidated Adjusted Gross Profit3 was $167.9 million
•SaaS Gross Profit was $39.2 million, representing a Gross Profit Margin of 62.8%
•SaaS Adjusted Gross Profit was $40.7 million, representing an Adjusted Gross Profit Margin of 65.1%
SaaS Metrics
•SaaS monthly Average Revenue per Unit (“ARPU”)4 increased to $377 for the second quarter of 2023, compared to $358 in the second quarter of 2022
•Total SaaS clients increased 12% year-over-year to 56 thousand for the second quarter of 2023
•Seasoned Net Dollar Retention5 was 89% at the end of the second quarter of 2023
•SaaS monthly active users6 increased 18% year-over-year to 45 thousand active users for the second quarter of 2023
•ThryvPay total payment volume was $60 million, an increase of 59% year-over-year

1 Total SaaS revenue in the U.S. and International segments was $60.2 million and $2.3 million for the three months ended June 30, 2023, respectively.
2 Total Marketing Services revenue in the U.S. and International segments was $137.7 million and $51.3 million for the three months ended June 30, 2023, respectively.
3 Defined as Gross profit adjusted to exclude the impact of depreciation and amortization expense and stock-based compensation expense.
4 Defined as total client billings for a particular month divided by the number of clients that have one or more revenue-generating solutions in that same month.
5 Seasoned Net Dollar Retention is defined as net dollar retention excluding clients acquired over the previous 12 months.
6 Defined as a client with one or more users who log into our SaaS solutions at least once during the calendar month.

Outlook
Based on information available as of August 3, 2023, Thryv is issuing guidance7 for the third quarter of 2023 and full year 2023 as indicated below:

	3rd Quarter	Full Year
(in millions)	2023	2023
SaaS Revenue	$66.5 - $67.0	$258 to $260
SaaS Adjusted EBITDA	$(3.5) - $(4.0)	$7 - $8

	3rd Quarter	4th Quarter	Full Year
(in millions)	2023	2023	2023
Marketing Services Revenue	$114 - $118	$166 - $170	$653 - $663
Marketing Services Adjusted EBITDA			$187 - $190

Earnings Conference Call Information
Thryv will host a conference call on Thursday, August 3, 2023 at 8:30 a.m. (Eastern Time) to discuss the Company's second quarter 2023 results.

For analysts to register for this conference call, please use this link. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. We recommend registering a day in advance or at a minimum thirty minutes prior to the start of the call. To listen to the webcast, please use this link or visit Thryv's Investor Relations website at investor.thryv.com. A live webcast will also be available on the Investor Relations section of the Company's website at investor.thryv.com.

If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial (800) 770-2030 or (647) 362-9199 and enter “87769.”

7 These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.

Final Results

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except share and per share data)	2023	2022	2023	2022
Revenue	$251,421	$333,995	$496,976	$642,370
Cost of services	91,336	106,013	182,083	216,532
Gross profit	160,085	227,982	314,893	425,838

Operating expenses:
Sales and marketing	75,683	91,813	152,026	185,768
General and administrative	53,695	52,650	101,375	104,844
Impairment charges	—	222	—	222
Total operating expenses	129,378	144,685	253,401	290,834

Operating income	30,707	83,297	61,492	135,004
Other income (expense):
Interest expense	(16,292)	(13,756)	(32,780)	(26,864)
Interest expense, related party	—	(896)	—	(2,655)
Other components of net periodic pension (cost) benefit	(1,865)	9,153	(1,986)	9,223
Other income (expense)	—	2,404	(366)	8,626
Income before income tax benefit (expense)	12,550	80,202	26,360	123,334
Income tax benefit (expense)	3,428	(22,200)	(1,068)	(31,821)
Net income	$15,978	$58,002	$25,292	$91,513
Other comprehensive income (loss):
Foreign currency translation adjustment, net of tax	(302)	(10,139)	(2,490)	(4,691)
Comprehensive income	$15,676	$47,863	$22,802	$86,822

Net income per common share:
Basic	$0.46	$1.69	$0.73	$2.68
Diluted	$0.43	$1.61	$0.68	$2.47

Weighted-average shares used in computing basic and diluted net income per common share:
Basic	34,575,338	34,250,706	34,625,561	34,205,593
Diluted	36,863,295	36,137,989	36,956,933	37,048,087

Thryv Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$15,245	$16,031
Accounts receivable, net of allowance of $14,399 in 2023 and $14,766 in 2022	243,893	284,698
Contract assets, net of allowance of $28 in 2023 and $33 in 2022	1,746	2,583
Taxes receivable	3,640	11,553
Prepaid expenses	29,318	25,092
Indemnification asset	—	26,495
Other current assets	15,557	11,864
Total current assets	309,399	378,316
Fixed assets and capitalized software, net	38,569	42,334
Goodwill	569,780	566,004
Intangible assets, net	31,321	34,715
Deferred tax assets	122,548	113,859
Other assets	29,610	42,649
Total assets	$1,101,227	$1,177,877

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$7,341	$18,972
Accrued liabilities	106,606	126,810
Current portion of unrecognized tax benefits	22,969	31,919
Contract liabilities	20,136	41,854
Current portion of long-term debt	70,000	70,000
Other current liabilities	10,887	10,937
Total current liabilities	237,939	300,492
Term Loan, net	295,179	345,256
ABL Facility	68,278	54,554
Pension obligations, net	74,321	72,590
Other liabilities	21,184	22,718
Total long-term liabilities	458,962	495,118
Commitments and contingencies
Stockholders' equity
Common stock - $0.01 par value, 250,000,000 shares authorized; 61,832,315 shares issued and 34,477,286 shares outstanding at June 30, 2023; and 61,279,379 shares issued and 34,593,837 shares outstanding at December 31, 2022	618	613
Additional paid-in capital	1,121,804	1,105,701
Treasury stock - 27,355,029 shares at June 30, 2023 and 26,685,542 shares at December 31, 2022	(485,730)	(468,879)
Accumulated other comprehensive income (loss)	(18,751)	(16,261)
Accumulated deficit	(213,615)	(238,907)
Total stockholders' equity	404,326	382,267
Total liabilities and stockholders' equity	$1,101,227	$1,177,877

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(in thousands)	2023	2022
Cash Flows from Operating Activities
Net income	$25,292	$91,513
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,098	42,561
Amortization of deferred commissions	5,032	5,174
Amortization of debt issuance costs	2,721	2,883
Deferred income taxes	(9,135)	(16,752)
Provision for credit losses and service credits	11,580	13,043
Stock-based compensation expense	11,191	5,738
Other components of net periodic pension cost (benefit)	1,986	(9,223)
Impairment charges	—	222
Gain on foreign currency exchange rates	(881)	(1,622)
Non-cash loss (gain) from the remeasurement of the indemnification asset	10,734	(887)
Bargain purchase gain	—	(7,005)
Other	—	1,688
Changes in working capital items, excluding acquisitions:
Accounts receivable	25,075	(10,298)
Contract assets	837	1,793
Prepaid expenses and other assets	10,090	2,748
Accounts payable and accrued liabilities	(38,654)	(29,472)
Other liabilities	(29,230)	(35,201)
Net cash provided by operating activities	57,736	56,903

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(14,016)	(9,648)
Acquisition of a business, net of cash acquired	(8,897)	(22,777)
Other	(217)	—
Net cash (used in) investing activities	(23,130)	(32,425)

Cash Flows from Financing Activities
Payments of Term Loan	(52,500)	(36,828)
Payments of Term Loan, related party	—	(5,672)
Proceeds from ABL Facility	483,473	488,547
Payments of ABL Facility	(469,750)	(471,866)
Other	3,826	4,338
Net cash (used in) financing activities	(34,951)	(21,481)

Effect of exchange rate changes on cash and cash equivalents	(240)	(627)
Decrease (increase) in cash and cash equivalents and restricted cash	(585)	2,370
Cash and cash equivalents and restricted cash, beginning of period	18,180	13,557
Cash and cash equivalents and restricted cash, end of period	$17,595	$15,927

Supplemental Information
Cash paid for interest	$29,592	$24,915
Cash paid for income taxes, net	$7,419	$36,934

Non-cash investing and financing activities
Repurchase of Treasury stock as a result of the settlement of the indemnification asset	$15,760	$—

The following tables summarize the operating results of the Company's reportable segments:

	Three Months Ended June 30,		Change
(in thousands)	2023 (1)	2022	Amount	%
Revenue
Thryv U.S.
Marketing Services	$137,684	$222,570	$(84,886)	(38.1)%
SaaS	60,150	51,167	8,983	17.6%
Thryv International
Marketing Services	51,279	59,218	(7,939)	(13.4)%
SaaS	2,308	1,040	1,268	121.9%
Consolidated Revenue	$251,421	$333,995	$(82,574)	(24.7)%

Segment Gross Profit
Thryv U.S.
Marketing Services	$88,023	$151,774	$(63,751)	(42.0)%
SaaS	37,563	32,092	5,471	17.0%
Thryv International
Marketing Services	32,852	43,627	(10,775)	(24.7)%
SaaS	1,647	489	1,158	236.8%
Consolidated Segment Gross Profit	$160,085	$227,982	$(67,897)	(29.8)%

Segment EBITDA
Thryv U.S.
Marketing Services	$38,233	$83,674	$(45,441)	(54.3)%
SaaS	7,123	197	6,926	NM
Thryv International
Marketing Services	24,976	34,545	(9,569)	(27.7)%
SaaS	(893)	(2,416)	1,523	63.0%
Consolidated Adjusted EBITDA	$69,439	$116,000	$(46,561)	(40.1)%

(1)    Thryv International includes Yellow's results of operations subsequent to the Yellow Acquisition.

	Six Months Ended June 30,		Change
(in thousands)	2023 (1)	2022 (2)	Amount	%
Revenue
Thryv U.S.
Marketing Services	$284,984	$435,103	$(150,119)	(34.5)%
SaaS	118,277	98,510	19,767	20.1%
Thryv International
Marketing Services	89,605	106,882	(17,277)	(16.2)%
SaaS	4,110	1,875	2,235	119.2%
Consolidated Revenue	$496,976	$642,370	$(145,394)	(22.6)%

Segment Gross Profit
Thryv U.S.
Marketing Services	$181,197	$288,284	$(107,087)	(37.1)%
SaaS	73,523	61,501	12,022	19.5%
Thryv International
Marketing Services	57,332	75,343	(18,011)	(23.9)%
SaaS	2,841	710	2,131	300.1%
Consolidated Segment Gross Profit	$314,893	$425,838	$(110,945)	(26.1)%

Segment EBITDA
Thryv U.S.
Marketing Services	$79,497	$150,069	$(70,572)	(47.0)%
SaaS	8,245	(4,167)	12,412	297.9%
Thryv International
Marketing Services	42,385	58,642	(16,257)	(27.7)%
SaaS	(2,219)	(4,827)	2,608	54.0%
Consolidated Adjusted EBITDA	$127,908	$199,717	$(71,809)	(36.0)%

(1)    Thryv International includes Yellow's results of operations subsequent to the Yellow Acquisition.
(2)    Thryv U.S. includes Vivial's results of operations subsequent to the Vivial Acquisition.

Non-GAAP Measures
Our results included in this press release include Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Gross Profit, which are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of Adjusted EBITDA to Net income and Adjusted Gross Profit to Gross profit. Both Net income and Gross profit are the most comparable GAAP financial measure to Adjusted EBITDA and Adjusted Gross Profit, respectively. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.
The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, Net income:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Reconciliation of Adjusted EBITDA
Net income	$15,978	$58,002	$25,292	$91,513
Interest expense	16,292	14,652	32,780	29,519
Depreciation and amortization expense	15,667	20,592	31,098	42,561
Stock-based compensation expense (1)	5,798	3,810	11,191	5,738
Restructuring and integration expenses (2)	3,921	4,822	9,261	10,649
Income tax (benefit) expense	(3,428)	22,200	1,068	31,821
Transaction costs (3)	—	1,616	373	3,336
Other components of net periodic pension cost (benefit) (4)	1,865	(9,153)	1,986	(9,223)
Non-cash loss (gain) from remeasurement of indemnification asset (5)	11,490	(487)	10,734	(887)
Impairment charges	—	222	—	222
Other (6)	1,856	(276)	4,125	(5,532)
Adjusted EBITDA	$69,439	$116,000	$127,908	$199,717
(1)We record stock-based compensation expense related to the amortization of grant date fair value of the Company’s stock-based compensation awards.
(2)For the three and six months ended June 30, 2023 and 2022, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, and costs associated with abandoned facilities and system consolidation.
(3)Expenses related to the Yellow acquisition, Vivial acquisition and other transaction costs.

(4)Other components of net periodic pension cost (benefit) is from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs. The most significant component of Other components of net periodic pension cost (benefit) relates to periodic mark-to-market pension remeasurement.
(5)In connection with the YP Acquisition, the seller indemnified us for future potential losses associated with certain federal and state tax positions taken in tax returns filed by the seller prior to the acquisition date.
(6)Other primarily represents foreign exchange-related expense. Additionally, during the six months ended June 30, 2022, Other includes the bargain purchase gain as a result of the Vivial Acquisition.

The following tables set forth reconciliations of Adjusted Gross Profit and Adjusted Gross Margin, to their most directly comparable GAAP measures, Gross profit and Gross margin:

	Three Months Ended June 30, 2023
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$88,023	$37,563	$32,852	$1,647	$160,085
Plus:
Depreciation and amortization expense	2,885	1,261	3,323	155	7,624
Stock-based compensation expense	119	54	—	—	173
Adjusted Gross Profit	$91,027	$38,878	$36,175	$1,802	$167,882
Gross Margin	63.9%	62.4%	64.1%	71.4%	63.7%
Adjusted Gross Margin	66.1%	64.6%	70.5%	78.1%	66.8%

	Three Months Ended June 30, 2022
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$151,774	$32,092	$43,627	$489	$227,982
Plus:
Depreciation and amortization expense	4,393	1,012	3,666	66	9,137
Stock-based compensation expense	105	26	—	—	131
Adjusted Gross Profit	$156,272	$33,130	$47,293	$555	$237,250
Gross Margin	68.2%	62.7%	73.7%	47.0%	68.3%
Adjusted Gross Margin	70.2%	64.7%	79.9%	53.4%	71.0%

	Six Months Ended June 30, 2023
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$181,197	$73,523	$57,332	$2,841	$314,893
Plus:
Depreciation and amortization expense	5,803	2,402	6,102	300	14,607
Stock-based compensation expense	222	100	—	—	322
Adjusted Gross Profit	$187,222	$76,025	$63,434	$3,141	$329,822
Gross Margin	63.6%	62.2%	64.0%	69.1%	63.4%
Adjusted Gross Margin	65.7%	64.3%	70.8%	76.4%	66.4%

	Six Months Ended June 30, 2022
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$288,284	$61,501	$75,343	$710	$425,838
Plus:
Depreciation and amortization expense	8,788	1,991	8,032	142	18,953
Stock-based compensation expense	166	41	—	—	207
Adjusted Gross Profit	$297,238	$63,533	$83,375	$852	$444,998
Gross Margin	66.3%	62.4%	70.5%	37.9%	66.3%
Adjusted Gross Margin	68.3%	64.5%	78.0%	45.4%	69.3%

Supplemental Financial Information
The following supplemental financial information provides Revenue, Adjusted EBITDA and Adjusted EBITDA Margin by (i) Marketing Services businesses in the U.S., International and in Total and (ii) SaaS businesses in the U.S., International and in Total. Total SaaS Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Total Marketing Services Adjusted EBITDA and Adjusted EBITDA margin are also non-GAAP financial measures. These non-GAAP financial measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of these non-GAAP financial measures to the corresponding segment financial measures presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our global SaaS and Marketing Services financial performance, enhance the overall understanding of our global SaaS and Marketing Services past financial performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods.

	Three Months Ended June 30, 2023
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$137,684	$51,279	$188,963	$60,150	$2,308	$62,458
Adjusted EBITDA	38,233	24,976	63,209	7,123	(893)	6,230
Adjusted EBITDA Margin	27.8%	48.7%	33.5%	11.8%	(38.7)%	10.0%

	Three Months Ended June 30, 2022
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$222,570	$59,218	$281,788	$51,167	$1,040	$52,207
Adjusted EBITDA	83,674	34,545	118,219	197	(2,416)	(2,219)
Adjusted EBITDA Margin	37.6%	58.3%	42.0%	0.4%	NM	(4.3)%

	Six Months Ended June 30, 2023
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$284,984	$89,605	$374,589	$118,277	$4,110	$122,387
Adjusted EBITDA	79,497	42,385	121,882	8,245	(2,219)	6,026
Adjusted EBITDA Margin	27.9%	47.3%	32.5%	7.0%	(54.0)%	4.9%

	Six Months Ended June 30, 2022
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$435,103	$106,882	$541,985	$98,510	$1,875	$100,385
Adjusted EBITDA	150,069	58,642	208,711	(4,167)	(4,827)	(8,994)
Adjusted EBITDA Margin	34.5%	54.9%	38.5%	(4.2)%	NM	(9.0)%

Forward-Looking Statements
Certain statements contained herein are not historical facts, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “target”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: risks related to the ongoing COVID-19 pandemic, the Company’s ability to maintain adequate liquidity to fund operations; the Company’s future operating and financial performance; the Company’s ability to consummate acquisitions, or, if consummated, to successfully integrate acquired businesses into the Company’s operations, the Company’s ability to recognize the benefits of acquisitions, or the failure of an acquired company to achieve its plans and objectives; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; our ability to retain existing business and obtain and retain new business; general economic or business conditions affecting the markets we serve; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to attract and retain key managers; increased competition in our markets; our ability to obtain future financing due to changes in the lending markets or our financial position; our ability to maintain agreements with major Internet search and local media companies; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; and our ability to anticipate or respond effectively to changes in technology and consumer preferences as well as the risks and uncertainties set forth in the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on From 10-Q filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv Holdings, Inc.

Thryv Holdings, Inc. (NASDAQ: THRY) is a global software and marketing services company that empowers small- to medium-sized businesses (“SMBs”) to grow and modernize their operations so they can compete and win in today's economy. Over 50,000 businesses use our award-winning SaaS platform, Thryv®, to manage their end-to-end operations, which has helped businesses across the U.S. and overseas grow their bottom line. Thryv also manages digital and print presence for approximately 400,000 businesses, connecting these SMBs to local consumers via proprietary local search portals and print directories. For more information about Thryv Holdings, Inc, visit thryv.com.

Media Contact:
Paige Blankenship
Thryv, Inc.
214-392-9609
paige.blankenship@thryv.com

Investor Contact:
Cameron Lessard
Thryv, Inc.
214.773.7022
cameron.lessard@thryv.com

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